                                                                   Exhibit 5
                                                                   ---------


                           KILPATRICK & CODY, L.L.P.
                             1100 PEACHTREE STREET
                                  SUITE 2800
                          ATLANTA, GEORGIA 30309-4530


                               October 15, 1996

404 815-6444


Miller Industries, Inc.
900 Circle 75 Parkway
Suite 1250
Atlanta, Georgia 30339

     Re:  Form S-3 Registration Statement
          -------------------------------

Gentlemen:

     At your request, we have examined the Registration Statement to be filed by Miller Industries, Inc., a Tennessee corporation (the "Company"), with the Securities and Exchange Commission on October 15, 1996 with respect to the registration under the Securities Act of 1933, as amended, of 3,365,685 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), including 1,000,000 shares to be sold by the Company and 2,365,685 shares to be sold by selling shareholders named in the Registration Statement (the "Selling Shareholders") to the underwriters named in the Registration Statement (the "Underwriters), for resale by them to the public, together with an additional 504,852 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. On the basis of the foregoing, it is our opinion that:

     1. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid and nonassessable.

     2. The shares of Common Stock to be sold by the Selling Shareholders as described in the Registration Statement are validly issued, full-paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Sincerely,

                                       KILPATRICK & CODY, L.L.P.


                                       By: /s/ DAVID A. STOCKTON
                                          ----------------------------------
                                           David A. Stockton, a partner